Exhibit (h)(1)
INTERMEDIARY MANAGER AGREEMENT
March 31, 2022
Nuveen Securities, LLC
730 Third Avenue, 3rd Floor
New York, NY 10017
This Intermediary Manager Agreement (this “Agreement”) is entered into by and between Nuveen Churchill Private Capital Income Fund, a Delaware statutory trust (the “Company”) and Nuveen Securities, LLC (the “Intermediary Manager”).
The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Intermediary Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto).
Each Registration Statement shall register an ongoing offering (each, an “Offering”) of the Company’s shares of beneficial interest, $0.01 par value per share (“Common Shares”), which may consist of Class S, Class D and/or Class I shares of Common Shares (the “Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.
The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.a. below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Shares”). The Company also will issue Shares pursuant to the Company’s distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Intermediary Manager).
In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.
The Company is offering to the public three classes of Shares, Class S shares, Class D shares and Class I shares. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Company and the Intermediary Manager, Shares sold through the Intermediary Manager are to be sold through (a) the participating broker-dealers (each a “Dealer” and collectively, the “Dealers”) with whom the Intermediary Manager has entered into or will enter into a participating dealer agreement related to the distribution of Shares substantially in the form attached to this Agreement as Exhibit “A” or such other form as approved by the Company (each a “Participating Dealer Agreement”), (b) certain investment advisers (each a “Selected RIA” and collectively, the “Selected RIAs”), and (c) other qualified financial institutions (each a “Selected Institution” and, collectively with the Dealers and Selected RIAs, the “Offering Participants”) with whom the Intermediary Manager has entered into an appropriate agreement regarding the distribution of Shares in a form agreed to by the Company (each a “Selected Institution Agreement”), at a purchase price equal to the Company’s then-current net asset value (“NAV”) per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus). For shareholders who participate in the Company’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the class of Shares that each stockholder owns will be automatically invested in additional shares of the same class. The DRIP Shares are to be issued and sold to shareholders of the Company at a purchase price equal to the most recent available NAV per share for such shares at the time the distribution is payable.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Intermediary Manager as follows:
1.  Representations and Warranties of the Company: The Company represents and warrants to the Intermediary Manager and each Offering Participant participating in an Offering, with respect to such Offering, as applicable, that:
a. A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Intermediary Manager. The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424(b). “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.
b. The Company has been duly and validly organized and formed as a statutory trust under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Prospectus.
c. As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act and the Rules and Regulations. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Intermediary Manager or any of the Offering Participants and are based upon information furnished by the Intermediary Manager in writing to the Company specifically for inclusion therein.
d. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.
e. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act and the Rules and Regulations, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.
f. Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.
g. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any declaration of trust, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
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h. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
i. At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s amended and restated declaration of trust (as amended from time to time (the “Declaration of Trust”), and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.
j. Each “significant subsidiary” of the Company, if any (as such term is defined in Rule 1-02 of Regulation S-X), and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any stockholder or equity holder of such Subsidiary. The only direct Subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the Subsidiaries described in the Registration Statement or such amendment to the Registration Statement.
k. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a material adverse effect.
l. The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.
m. The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.
n. Upon the commencement of the Offering, the Company will be a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act, and has not withdrawn such election, and the SEC has not ordered that such election to be withdrawn nor to the Company’s knowledge, have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.
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p. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).
q. Any and all printed sales literature or other materials which have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Intermediary Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. If at any time any event occurs which is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Intermediary Manager thereof.
r. Except as otherwise disclosed in the Prospectus, the Company and its Subsidiaries have good and insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Registration Statement and the Prospectus, subject in each case to material matters of record, material matters of law, material matters that could be revealed by a survey and physical inspection of the property, and rights of parties in possession.
2. Covenants of the Company. The Company covenants and agrees with the Intermediary Manager that:
a. It will, at no expense to the Intermediary Manager, furnish the Intermediary Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Intermediary Manager may reasonably request. It will similarly furnish to the Intermediary Manager and others designated by the Intermediary Manager as many copies of the following documents as the Intermediary Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other Authorized Sales Materials (provided that the use of such Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies).
b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Intermediary Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Intermediary Manager upon request a copy of such papers filed by the Company in connection with any such qualification.
c. It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Intermediary Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Intermediary Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.
d. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Intermediary Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly
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notify the Intermediary Manager thereof (unless the information shall have been received from the Intermediary Manager) and will effect the preparation of an amended or supplemental Prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.
e. It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).
3. Obligations and Compensation of Intermediary Manager.
a. The Company hereby appoints the Intermediary Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) primarily through the Offering Participants. The Intermediary Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares primarily through the Offering Participants on said terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. The Intermediary Manager represents to the Company that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. With respect to the Intermediary Manager’s participation in the distribution of the Shares in the Offering, the Intermediary Manager agrees to comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Regulation Best Interest, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.
b. The Intermediary Manager shall abide by and comply with (a) the privacy standards and requirements of the GLB Act; (b) the privacy standards and requirements of any other applicable federal or state law; and (c) its own internal privacy policies and procedures, each as may be amended from time to time.
c. Promptly after the initial Effective Date of the Registration Statement, the Intermediary Manager and the Offering Participants shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Intermediary Manager and the Offering Participants will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.
d. Subject to special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended, restated or supplemented from time to time, the Company will pay to the Intermediary Manager sales loads, which may include any combination of commissions designated as upfront selling commissions and other similar placement fees (together, the “Upfront Sales Loads”), in connection with Class S Shares and Class D Shares, as described in Schedule 2 to this Agreement. For these purposes, a “sale of Class S Shares and Class D Shares” shall occur following the release from escrow of the Minimum Offering proceeds, and, if and only if, a transaction has closed with securities purchased pursuant to all applicable offering and subscription documents, and the Company has thereafter distributed the Upfront Sales Load to the Intermediary Manager in connection with such transaction.
e. Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended, restated or supplemented from time to time, subject to the limitations set forth in Section 3.f. below, the Company will pay to the Intermediary Manager a shareholder servicing and/or distribution fee (“Shareholder Servicing and/or Distribution Fee”) with respect to sales of Class S Shares and Class D Shares, as described in Schedule 2 to this Agreement. The Company will pay the Shareholder Servicing and/or Distribution Fee to the Intermediary Manager monthly in arrears. The Intermediary Manager may reallow all or a portion of the Shareholder Servicing and/or Distribution Fee to (a) any Dealers who sold the Class S Shares or
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Class D Shares giving rise to a portion of such Shareholder Servicing and/or Distribution Fee to the extent the Participating Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Participating Dealer Agreement related to such reallowance, or (b) the broker-dealer of record/custodian for any Selected RIA or Selected Institution whose clients purchased Class D shares (each a “servicing dealer”) giving rise to a portion of such Shareholder Servicing and/or Distribution Fee to the extent the agreement between or among the Intermediary Manager, the broker-dealer of record/custodian and/or the Selected RIA or Selected Institution, as applicable, provides for such a reallowance and such parties are in compliance with the terms of such agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Prospectus, at such times as the Dealer who sold the Class S or Class D shares giving rise to a portion of the Shareholder Servicing and/or Distribution Fee is no longer the intermediary of record with respect to such Class S or Class D shares or that the Dealer, Selected RIA, Selected Institution or Broker no longer satisfies any or all of the conditions in its applicable agreement for the receipt of the Shareholder Servicing and/or Distribution Fee, then such Dealer or servicing dealer’s entitlement to the Shareholder Servicing and/or Distribution Fee related to such Class S and/or Class D shares, as applicable, shall cease, and such Dealer or servicing dealer shall not receive the Shareholder Servicing and/or Distribution Fee for that month or any portion thereof (i.e., Shareholder Servicing and/or Distribution Fees are payable with respect to an entire month without any proration). Intermediary of record changes will be made effective as of the start of the first business day of a month.
Thereafter, such Shareholder Servicing and/or Distribution Fee may be reallowed to the then-current broker-dealer of record of the Class S and/or Class D shares, as applicable, if any such intermediary of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Dealer Agreement or similar agreement with the Intermediary Manager (“Servicing Agreement”), such Participating Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Intermediary Manager in good faith in its sole discretion. Offering Participants are not entitled to any Shareholder Servicing and/or Distribution Fees with respect to Class I shares. The Intermediary Manager may also reallow some or all of the Shareholder Servicing and/or Distribution Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Intermediary Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.
f. The Intermediary Manager shall cease receiving the Shareholder Servicing and/or Distribution Fee with respect to any Class S share or Class D share and held in a shareholder’s account at the end of the month in which the Intermediary Manager, in conjunction with the transfer agent, determines that total Upfront Selling Commissions and Shareholder Servicing and/or Distribution Fee paid with respect to the shares held by such shareholder within such account would exceed, in the aggregate, ten percentage (10%) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the DRIP with respect thereto). At the end of such month, such Class S share or Class D share (and any shares issued under the DRIP with respect thereto) held in a stockholder’s account will convert into a number of Class I shares (including any fractional shares) each with an equivalent aggregate NAV as such share. In addition, the Intermediary Manager will cease receiving the Shareholder Servicing and/or Distribution Fee on Class S shares and Class D shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Company with or into another entity or the sale or other disposition of all or substantially all of the Company’s assets in each case in a transaction in which stockholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, the Shareholder Servicing and/or Distribution Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Intermediary Manager in its sole discretion. For purposes of this Agreement, the portion of the Shareholder Servicing and/or Distribution Fee accruing with respect to Class S shares and Class D shares of the Company’s common shares
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issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.
g. The terms of any reallowance of Upfront Sales Loads and the Shareholder Servicing and/or Distribution Fee shall be set forth in the Participating Dealer Agreement, any agreement with a Selected RIA, Selected Institution Agreement or Servicing Agreement entered into with the Offering Participants or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Offering Participant or Servicing Dealer for direct payment of Upfront Sales Loads, or any reallowance of the Shareholder Servicing and/or Distribution Fee to such Offering Participant or Servicing Dealer, as applicable, it being the sole and exclusive responsibility of the Intermediary Manager for payment of Upfront Sales Loads or any reallowance of the Shareholder Servicing and/or Distribution Fee to Offering Participants and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Intermediary Manager by making direct payment of Upfront Sales Loads to such Offering Participants or Servicing Dealers on behalf of the Intermediary Manager without incurring any liability therefor. The Upfront Sales Loads and payable to the Intermediary Manager with respect to any Class S and Class D shares sold will be paid or offered promptly following the acceptance of subscribers for such Class S or Class D shares as shareholders by the Company.
h. In addition to the other items of underwriting compensation set forth in this Section 3, the Company and/or Churchill Asset Management LLC, the Company’s investment adviser (the “Adviser”), shall reimburse the Intermediary Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Adviser, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.
i. In addition to reimbursement as provided under Section 3.h., and subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Intermediary Manager for reasonable bona fide due diligence expenses incurred by any Offering Participant as described in the Prospectus. The Intermediary Manager shall obtain from any Offering Participant and provide to the Company a detailed and itemized invoice for any such due diligence expenses. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses, defined under Omnibus Guidelines (as defined in Section 4.a. below) and FINRA rules, to exceed 10% and 15% of gross proceeds, respectively, from such Offering.
j. The Intermediary Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Intermediary Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
k. The Intermediary Manager and all Offering Participants, and all other broker-dealers effecting transactions in the Shares on behalf of Offering Participants, will offer and sell the Shares at the public offering prices per share as determined in accordance with the Prospectus.
4. Indemnification.
a. To the extent permitted by the Declaration of Trust, Section 17(h) and Section 17(i) of the 1940 Act, the provisions of Article II.G of the North American Securities Administrators Association, Inc. Omnibus Guidelines Statement of Policy adopted on March 29, 1992 (as on May 7, 2008 and from time to time, the “Omnibus Guidelines”), and subject to the limitations below, the Company will indemnify and hold harmless the Offering Participants and the Intermediary Manager, their officers and directors and each person, if any, who controls such Offering Participant or Intermediary Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act,
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the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, or any post-effective amendment or supplement to either or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Intermediary Manager and each Indemnified Person of the Intermediary Manager for any legal or other expenses reasonably incurred by the Intermediary Manager or such Indemnified Person in connection with investigating or defending such Loss.
Notwithstanding the foregoing provisions of this Section 4.a., the Company may not indemnify or hold harmless the Intermediary Manager, any Offering Participant or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the Omnibus Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Intermediary Manager, any Offering Participant or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;
(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.
Further notwithstanding the foregoing provisions of this Section 4.a., the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Intermediary Manager or (y) to the Company or the Intermediary Manager by or on behalf of any Offering Participant specifically for use in the Registration Statement, the Prospectus or any post-effective amendment or supplement to either, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Offering Participant or the Intermediary Manager was at fault in connection with such portion of the Loss, expense or action.
The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Intermediary Manager or the Offering Participant prior to such acceptance.
b. The Intermediary Manager will indemnify and hold harmless the Company, its officers and trustees (including any person named in the Registration Statement, with his or her consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from
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and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to either or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Intermediary Manager specifically for use with reference to the Intermediary Manager in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to either or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Intermediary Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Intermediary Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Intermediary Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Intermediary Manager may otherwise have.
c. Each Offering Participant severally will indemnify and hold harmless the Company, the Intermediary Manager, each of their officers and directors/trustees (including any person named in the Registration Statement, with his or her consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Intermediary Manager within the meaning of Section 15 of the Securities Act (the “Offering Participant Indemnified Persons”) from and against any Losses to which a Offering Participant Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to either or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to either or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Intermediary Manager by or on behalf of the Offering Participant specifically for use with reference to the Offering Participant in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to either or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Offering Participant or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Participating Dealer Agreement or other agreement entered into between the Intermediary Manager and, as applicable, the Offering Participant; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist
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financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Offering Participant will reimburse each Offering Participant Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Offering Participant may otherwise have.
d. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party
e. The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
f. The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Offering Participant, or any person controlling any Offering Participant or by or on behalf of the Company, the Intermediary Manager or any officer or director/trustee thereof, or by or on behalf of any person controlling the Company or the Intermediary Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of Offering Participant or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.
5. Survival of Provisions.
a. The respective agreements, representations and warranties of the Company and the Intermediary Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Intermediary Manager or any Offering Participant or any person controlling the Intermediary Manager or any Offering Participant or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.
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b. The respective agreements of the Company and the Intermediary Manager set forth in Sections 3.d. through 3.i. and Sections 4 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.
6. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York.
7. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.
8. Successors and Amendment.
a. This Agreement shall inure to the benefit of and be binding upon the Intermediary Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Offering Participants to the extent set forth in Sections 1 and 4 hereof.
b. This Agreement may be amended by the written agreement of the Intermediary Manager and the Company.
c. Schedule 1 may be amended from time to time with the written consent of the Company and the Intermediary Manager. However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company and the Intermediary Manager prior to such amendments to Schedule 1. For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.
9. Term and Termination.
Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. The Agreement also may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or this Agreement or by vote of a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the intermediary Manager or the Adviser. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Intermediary Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Intermediary Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Company or any officer or trustee of the Company arising from the Intermediary Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Intermediary Manager under Section 4.b. herein, and (b) the Intermediary Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Intermediary Manager. Intermediary Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.
10. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers and brokers of record for Selected RIAs and Selected Institutions who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will
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comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Intermediary Manager.
11. Prospectus and Authorized Sales Materials. Intermediary Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Intermediary Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Participating Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only,” “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Participating Dealer Agreement and Selected Institutions pursuant to the Selected Institution Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Intermediary Manager, in its agreements with Offering Participants, will include requirements and obligations of the Offering Participants similar to those imposed upon the Intermediary Manager pursuant to this section.
12. Suitability of Investors. The Intermediary Manager, in its agreements with Offering Participants, will require that the Offering Participants offer and/or recommend the purchase of Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers and/or recommendations to purchase Shares to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Intermediary Manager, in its agreements with Offering Participants, will require that the Offering Participant comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Rule 15b1-1 under the Exchange Act (“Regulation Best Interest”) and Article III. of the Omnibus Guidelines and the applicable laws of the jurisdiction of which such investor is a resident. The Intermediary Manager, in its agreements with Offering Participants, will require that the Dealers and broker-dealers of record for Selected RIAs and Selected Institutions shall sell the Shares only to those persons who are eligible to purchase such shares as described in the Prospectus and only through those Dealers and other broker-dealers who are authorized to sell such shares, for Class D shares and Class I shares in particular the Intermediary Manager will require that the Dealers and other broker-dealers shall only sell to permissible persons and specified accounts as described in the Prospectus. The Intermediary Manager, in its agreements with the Offering Participants, shall require the Offering Participants to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.
13. Submission of Orders. The Intermediary Manager will require in its agreements with each Offering Participant that each Offering Participant, respectively, comply with the submission of orders procedures set forth in (i) the form of Participating Dealer Agreement attached as Exhibit “A” to this Agreement, or (ii) any Selected Institution Agreement. Although it is anticipated that the distribution process will be facilitated in large part through the Offering Participants, to the extent the Intermediary Manager is involved in the distribution process other than through an Offering Participant, the Intermediary Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Company to the Intermediary Manager for use in connection with the Offering and to deliver to the Intermediary Manager or as otherwise directed by the Intermediary Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Subscription Agreements and instruments of payment will be transmitted by the Intermediary Manager to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a minimum offering contingency described in the Prospectus (“Minimum Offering”) that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an Offering, to the Company, as
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soon as practicable, but in any event by the end of the second business day following receipt by the Intermediary Manager. If the Intermediary Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Participating Dealer Agreement, the Intermediary Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.
14. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Intermediary Manager:	Nuveen Securities, LLC
Attn: Lucas A. Satre, Managing Director, Secretary and General Counsel
333 W Wacker Dr.
Chicago, IL 60606
Email: lucas.satre@nuveen.com

If to the Company:	Nuveen Churchill Private Capital Income Fund
Attn: John D. McCally, Vice President and Secretary
430 Park Avenue, 14th Floor
New York, NY 10022
Email: john.mccally@churchillam.com
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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Vice President and Secretary

Accepted and agreed to as of the date first above written:

NUVEEN SECURITIES, LLC

By:	/s/ Lucas Satre
	Name:	Lucas Satre
	Title:	General Counsel
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Schedule 1
Registration Statement(s)
1.    Registration Statement on Form N-2, Registration No. 333-262771.

Schedule 2
Compensation
I.    Upfront Sales Loads
Subject to certain Participating Brokers’ right to retain Upfront Sales Loads as described in the Participating Dealer Agreement, the Company will pay to the Intermediary Manager Upfront Sales Loads in the amount of (a) up to 3.5% of the net offering price per share of each sale of Class S shares and (b) up to 1.5% of the net offering price per share of each sale of Class D shares pursuant to a Participating Dealer Agreement between the Intermediary Manager and a Participating Dealer which provides for the payment of such Upfront Sales Load and reallowance to such Participating Dealer. The Company will not pay to the Intermediary Manager any Upfront Sales Loads in respect of the purchase of any Class I shares. The Company will not pay to the Intermediary Manager any Upfront Sales Loads in respect of any shares issued under the DRIP.
II.    Shareholder Servicing and/or Distribution Fee
The Company will pay to the Intermediary Manager a Shareholder Servicing Fee with respect to outstanding Class S shares and Class D shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class S shares and in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Class D shares or such other amount as described in the Participating Dealer Agreement, Registered Investment Advisor Agreement or Selected Institution Agreement that does not exceed the maximum amount of Shareholder Servicing Fee as set forth in the Prospectus.
The Company will not pay the Intermediary Manager a Shareholder Servicing Fee with respect to Class I shares.
1

EXHIBIT A
FORM OF PARTICIPATING DEALER AGREEMENT
2

FORM OF PARTICIPATING DEALER AGREEMENT
Ladies and Gentlemen:
Nuveen Securities, LLC, as the intermediary manager (“Intermediary Manager”) for Nuveen Churchill Private Capital Income Fund, a Delaware statutory trust (the “Company”), invites you (the “Dealer”) to participate in the distribution of shares of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”) subject to the following terms:
I.    Intermediary Manager Agreement
The Intermediary Manager has entered into the Intermediary Manager Agreement (the “Intermediary Manager Agreement”) with the Company, dated March 31, 2022, attached hereto as Exhibit “A.” Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Intermediary Manager Agreement.
As described in the Intermediary Manager Agreement, the Company has filed one or more registration statements with the SEC that are listed on Schedule 1 to the Intermediary Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Intermediary Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Shares, which may consist of Class S, Class D and/or Class I shares of beneficial interest (the “Shares”).
Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Intermediary Manager Agreement, the Intermediary Manager will give Dealer written notice of such addition. Schedule 1 to the Intermediary Manager Agreement may be amended from time to time with the written consent of the Company and the Intermediary Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Intermediary Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Intermediary Manager and Dealer prior to such amendments to Schedule 1 to the Intermediary Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Intermediary Manager shall (a) communicate to Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.
In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Intermediary Manager Agreement, as such Schedule 1 to Intermediary Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.
By your acceptance of this Agreement, you will become one of the Dealers referred to in the Intermediary Manager Agreement between the Company and the Intermediary Manager and will be entitled and subject to the indemnification provisions contained in the Intermediary Manager Agreement, including the provisions of Section 4 of the Intermediary Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Intermediary Manager and each officer and director/trustee thereof, and each person, if any, who controls the Company or the Intermediary Manager within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Intermediary Manager or of the Company, and Dealer is not authorized to act for the Intermediary Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and in the Authorized Sales Materials. The Dealer acknowledges that the Intermediary Manager’s liability for the shareholder servicing and/or distribution fee is limited solely to the proceeds of the shareholder servicing and/or distribution fee receivable from the Company, and the Dealer hereby waives any and all rights to receive any reallowance of the shareholder servicing and/or distribution fee due until such time as the Intermediary Manager is in receipt of the shareholder servicing and/or distribution fee from the Company.
II.    Submission of Orders
Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to Dealer such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Those persons who purchase Shares will be instructed by Dealer to make their instruments of payment payable to or for the benefit of “Nuveen Churchill Private Capital Income Fund.” Purchase orders which include (i) instruments of payment received by the Company at least five (5) business days prior to the first calendar day of the month and (ii) a completed and executed Subscription Agreement in good order received by the Company at least five (5) business days prior to the first calendar day of the month (unless waived by the Intermediary Manager) will be executed as of the first calendar day of the month (based on the NAV per share as determined as of the previous day, being the last day of the preceding month). Any tender offer requests must be made in accordance with the applicable procedures described in the Company’s Registration Statement, the Company’s Share Repurchase Program described in the Registration Statement (the “Plan”), and applicable law, rules and regulations. The parties acknowledge and agree that a tender offer is not received in “good order” unless the tender offer and all required documentation is complete and received by the Company’s transfer agent by the applicable tender offer deadline described in the Company’s tender offer documents or otherwise specified by the Company in writing.
If the Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the following procedures:
Where, pursuant to Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by Dealer for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.
Where, pursuant to Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by Dealer to the office of Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.
III.    Pricing
Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall generally be offered to the public at a purchase price payable in cash equal to the Company’s then-current net asset value (“NAV”) per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Prospectus. For shareholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of shares that each shareholder owns will be automatically re-invested in additional shares of the same class.

The DRIP Shares will be issued and sold to shareholder of the Company at a purchase price equal to the most recent available NAV per share for such shares at the time the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Intermediary Manager, (a) a minimum initial purchase of $2,500 in Class S and Class D Shares is required, and additional investments of such shares may be made in cash in minimum increments at least $500 in such shares, and (b) a minimum $1,000,000 in Class I Shares is required, and additional investments may be made in cash in minimun increments of at least $500 in Class I Shares, unless such minimums are waived by the Intermediary Manager. The Shares are nonassessable.
IV.    Dealers’ Compensation
Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing shareholder services rendered by Dealer hereunder, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.
V.    Representations, Warranties and Covenants of Dealer
In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:
(i)    It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized.
(ii)    It is empowered under applicable laws and by Dealer’s organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.
(iii)    The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.
(iv)    All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.
(v)    It shall notify Intermediary Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the Securities Act.
(vi)    Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless Dealer receives prior written consent from Intermediary Manager.
(vii)    Dealer acknowledges that the Intermediary Manager will enter into similar agreements with other broker-dealers, which does not require the consent of Dealer.
(viii)    Dealer represents that it is a broker-dealer registered with FINRA and subject to FINRA Rule 2030 (“Rule 2030”). Dealer represents that it has policies and procedures to ensure compliance with Rule 2030 and is currently in compliance with Rule 2030. Moreover, Dealer represents that neither it nor any of its Covered Associates (i.e., any (i) general partner, managing member or executive officer of Dealer, as well as any person with a similar status or function, (ii) any associated person of Dealer who engages in distribution or solicitation activities with a government entity, (iii) any associated person of Dealer who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by Dealer or one of its Covered Associates) has made, directly or indirectly, any contributions that prohibit Dealer from engaging in solicitation activities for compensation under Rule 2030 (a “Triggering

Contribution”). Dealer hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate Rule 2030 while engaged hereunder. If Dealer breaches this provision and becomes aware of a Triggering Contribution or a violation of Rule 2030, it shall promptly provide written notice to the Intermediary Manager of the nature of the ban or violation.
(ix)    Dealer represents that Dealer is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for Dealer’s own account. Any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Dealer in connection with its sale of Shares will be charged in a manner consistent with the Prospectus and applicable law and FINRA rules.
(x)    Dealer further represents, warrants and covenants that neither Dealer, nor any person associated with Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; (c) applicable provisions of Regulation Best Interest; or (d) applicable FINRA rules. The Intermediary Manager agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, Dealer, or a person associated with the Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company, and as described in Section IX below) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer, or person associated with the Dealer, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of the Advisor or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account. The Dealer further represents, warrants and covenants that the Dealer, or a person associated with the Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by the Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established.
VI.        Right to Reject Orders or Cancel Sales
All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order, in whole or in part, for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within fifteen (15) days of sale, the Company reserves the right to cancel the sale without notice.
In the event that the Intermediary Manager has reallowed a Upfront Sales Load to the Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, the Dealer shall pay the amount specified to the Intermediary Manager within ten (10) days following mailing of notice to Dealer by the Intermediary Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if Dealer has retained a Upfront Sales Load in connection with an order that is subsequently rejected, canceled or rescinded for any reason, Dealer agrees to return to the subscriber any Upfront Sales Load theretofore retained by Dealer with respect to such order within three (3) days following mailing of notice to Dealer by the Intermediary Manager stating the amount owed as a result of rescinded or rejected subscriptions. If Dealer fails to pay any such amounts, the Intermediary Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Intermediary Manager may have in connection with such failure).
VII.    Prospectus and Authorized Sales Materials; Compliance with Laws
Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Intermediary Manager will supply Dealer with a link to its publicly accessible website where the Dealer may obtain the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Dealer agrees that it shall have delivered (i) to each investor to whom an offer to sell the Shares if made, as of the time of such offer, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been made available to the Dealer by the Intermediary Manager and (ii) to each investor that subscribes for an order to purchase Shares, as of the time the Company accepts such investor’s order to purchase the Shares within the timeframes described in the Prospectus, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been made available to the Dealer by the Intermediary Manager. Dealer agrees that it will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Intermediary Manager and marked “dealer only,” “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Intermediary Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Intermediary Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Intermediary Manager or the Company in writing. Dealer agrees, if the Intermediary Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.
On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, including Regulation Best Interest, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury, and (d) this Agreement and the Prospectus as amended and supplemented.
With respect to Dealer’s use of electronic delivery of offering documents or subscription agreements and electronic signatures, Dealer agrees that it (1) will maintain written policies and procedures covering the delivery of electronic offering documents and the use of electronic signatures, (2) will comply with all applicable SEC rules and guidelines pertaining to electronic delivery of the Prospectus and Authorized Sales Materials and electronic signature of the Subscription Agreement, (3) will comply with the applicable requirements of the Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures of the North American Securities

Administrators Association, Inc. (“NASAA”), as adopted by the NASAA membership on May 8, 2017 (the “Statement of Policy”), as well as the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act referred to therein, each as may be amended from time to time, and any other applicable law, and (4) acknowledges that it is acting as an agent of the Company only with respect to the delivery of the Prospectus and Authorized Sales Materials electronically, the administration of the subscription process and the obtainment of electronic signatures and only to the extent its actions are in compliance with the Statement of Policy and the Intermediary Manager Agreement. Notwithstanding the termination of this Agreement or the payment of any amount to Dealer, Dealer agrees to pay Dealer’s proportionate share of any claim, demand or liability asserted against Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.
VIII.    License and Association Membership
Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Intermediary Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA. Dealer agrees to notify the Intermediary Manager immediately if Dealer ceases to be a member in good standing of FINRA. Dealer also hereby agrees to abide by the Rules of FINRA, including FINRA Rules 2040, 2111, 2121, 2310, 5110 and 5141.
IX.    Limitation of Offer; Suitability
Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Intermediary Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Intermediary Manager that the Shares are qualified for sale or that such qualification is not required and in which Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, Dealer will comply with the provisions of Regulation Best Interest, the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E. of the Omnibus Guidelines Statement of the North American Securities Administrator Association, Inc. adopted on March 29, 1992 and as amended on May 7, 2007 (the “NASAA Guidelines”). Nothing contained in this section shall be construed to relieve Dealer of its suitability obligations under Regulation Best Interest, FINRA Rule 2111 or FINRA Rule 2310.
The Dealer further represents, warrants and covenants that neither Dealer, nor any person associated with the Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; (c) applicable provisions of Regulation Best Interest; or (d) applicable FINRA rules. The Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, the Dealer, or a person associated with the Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer, or person associated with the Dealer, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account. The Dealer further represents, warrants and covenants that the Dealer, or a person associated with the Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by the Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established.
Dealer will sell Class S shares, Class D shares and Class I shares only to the extent approved by the Intermediary Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell Class D shares and Class I shares pursuant to this Agreement, sell such shares only to those persons who are eligible to purchase Class D shares and Class I shares as described in the Prospectus. Nothing contained in this Agreement shall be construed to impose upon the Company or the Intermediary Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and such customer’s completed and executed Subscription Agreement. Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. Dealer further agrees to make the Suitability Records available to the Intermediary Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon Dealer’s receipt of a subpoena or other appropriate document request from such agency.
X.    Disclosure Review; Confidentiality of Information
Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Intermediary Manager or a sponsor or an affiliate of the sponsor of the Company.
It is anticipated that (i) Dealer and Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of Dealer that are conducting a due diligence inquiry on behalf of Dealer and (ii) persons or committees, as the case may be, responsible for determining whether Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Intermediary Manager, the Advisrr, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Intermediary Manager, Churchill Asset Management, the Company’s investment adviser (the “Adviser”), or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Intermediary Manager, the Adviser, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Intermediary Manager, the Adviser, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. Dealer agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with Dealer’s due diligence inquiry. Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of Dealer’s confidentiality obligation. Dealer acknowledges that Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. Dealer acknowledges that Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Intermediary Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that Dealer shall notify the Intermediary Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).
XI.    Dealer’s Compliance with Anti-Money Laundering Rules and Regulations
Dealer hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations. Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA Patriot Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Intermediary Manager at any time, Dealer hereby agrees to furnish (a) a copy of its AML Program to the Intermediary Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program. Dealer agrees to notify the Intermediary Manager immediately if Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.
XII.    Privacy
Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.
The parties hereto acknowledge that from time to time, Dealer may share with the Company and the Company may share with Dealer nonpublic personal information (as defined under the GLBA) of customers of Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Dealer served as the broker dealer of record for such customer’s account. Dealer, the Intermediary Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.
Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Dealer, the Intermediary Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.
Dealer shall implement commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Dealer provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section XII.
XIII.    Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares
Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and repurchase of the Shares, which significantly limit the liquidity of an investment in the Shares. Dealer also acknowledges that the Plan provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of trustees may, in its sole discretion, amend, suspend, or terminate the Plan at any time in accordance with the terms of the Plan. Dealer hereby agrees that so long as the Company is offering Shares under a Registration Statement filed with the SEC and the Company has not listed the Shares on a national securities exchange, Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Intermediary Manager.
XIV.    Arbitration
Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then-current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.
XV.    Termination
Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Intermediary Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Intermediary Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing or other transmission of such notice by the methods provided in Section XVII below. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.
This Agreement may be amended at any time by the Intermediary Manager by written notice to Dealer, and any such amendment shall be deemed accepted by Dealer upon placement of an order for sale of Shares by such Dealer’s customer after Dealer has received such notice.
This Agreement also may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons”, as defined in the 1940 Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. This Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.
The respective agreements and obligations of the Intermediary Manager and Dealer set forth in Sections IV, VI, VII, and XIII through XVII of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.
XVI.    Use of Company and Nuveen Names
Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Intermediary Manager of any consent that would otherwise be required under this Agreement or applicable law prior to the use of Dealer of the name or identifying marks of the Company, the Intermediary Manager, “Nuveen” or TH Real Estate, (or any combination or derivation thereof). The Intermediary Manager reserves the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by Dealer that use the Company’s or Nuveen’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

XVII.    Notice
Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Intermediary Manager:
Nuveen Securities, LLC
Attn: Lucas A. Satre
333 W Wacker Dr.
Chicago, IL 60606
Email: lucas.satre@nuveen.com

With a copy to:

Nuveen Churchill Private Capital Income Fund
Attn: John D. McCally
430 Park Avenue, 14th Floor
New York, NY 10022
Email: john.mccally@churchillam.com

If to Dealer:	To the address specified by Dealer herein.
XVIII.    Attorney's Fees and Applicable Law
In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney's fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by Dealer and countersigned by the Intermediary Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.
XVIV.    No Partnership
Nothing in this Agreement shall be construed or interpreted to constitute Dealer as an employee, agent or representative of, or in association with or in partnership with, the Intermediary Manager, the Company or the other Dealers; instead, this Agreement shall only constitute Dealer as a dealer authorized by the Intermediary Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.
XX.    ERISA Matters
The parties agree as follows:
(a)    Dealer is a broker-dealer registered under the Securities Exchange Act of 1934.
(b)    To the extent Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Intermediary Manager, the Company, the Advisor, the sponsor of the Company or each of their respective affiliates and related parties (collectively, the “Company Parties”) provides directly to Dealer (or its registered representatives), without direct charge, for use in connection with Dealer’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

(c)    Certain of the Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Prospectus.
(d)    To the extent that Dealer provides investment advice to its Retirement Customers, Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.
(e)    Dealer is independent of Intermediary Manager and Intermediary Manager is not undertaking to provide impartial investment advice to Dealer or its Retirement Customers.
XXI.    Electronic Signatures and Electronic Delivery of Documents
If Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and NASAA including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii)  Dealer will comply with all applicable the terms of the Electronic Signature Law; and (iv)  Dealer agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit “B.”
If Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Company to any person, Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. In particular, and without limitation, Dealer shall comply with the requirement under certain Statements of Policy adopted by NASAA that a sale of Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Dealer and made available to the Company and/or the Intermediary Manager upon request.
XXII.    Changes; Amendments
Except as specifically provided in this Section XXII, this Agreement may be changed or amended only by written instrument signed by all parties. In the event of a change in law, regulation or other regulatory guidance which affects this Agreement, Dealer authorizes the Intermediary Manager to amend this Agreement in order to comply with the requirements of any such law, regulation or other regulatory guidance. Dealer agrees that such amendment shall automatically become effective upon the execution of the first transaction Dealer or its customer executes with the Company thirty (30) calendar days after receipt of the amendment (or sooner, if required to comply with applicable law and that the amendment shall not require the signature of Dealer in order to be effective).
XXIII.    Entire Agreement
This Agreement (including any Schedules and Exhibits hereto) are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

XIV.    Successors and Assigns
No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.
XV.    Counterparts
This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement, including all exhibits. Each party may execute this Agreement by applying an electronic signature using DocuSign or any similar electronic signature program and acknowledges, agrees and confirms that the use of such an electronic signature program (a) shall result in a reliable and valid delivery of such party’s signature to this Agreement; and (b) shall constitute reasonable steps on the part of the other party to this Agreement to verify the reliability of such signature.

THE INTERMEDIARY MANAGER:

NUVEEN SECURITIES, LLC

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.
1.    IDENTITY OF DEALER:

Company Name:

Type of entity:
(Corporation, Partnership or Proprietorship)

Organized in the State of:

Licensed as broker-dealer in all States:	Yes	No

If no, list all States licensed as broker-dealer:

Tax ID
#:

2. Person to receive notices delivered pursuant to the Participating Dealer Agreement.

Name:

Company:

Address:

City, State and Zip:

Telephone:

Fax:

Email:

AGREED TO AND ACCEPTED BY DEALER:

(Dealer’s Firm Name)

By:
Signature

Name:

Title:

Date:

SCHEDULE I
ADDENDUM
TO
PARTICIPATING DEALER AGREEMENT WITH
NUVEEN SECURITIES LLC

Name of Dealer:
The following reflects the upfront sales load (“Upfront Sales Load”) and shareholder servicing and/or distribution fees (the “Shareholder Servicing and/or Distribution Fees”) as agreed upon between Nuveen Securities, LLC (the “Intermediary Manager”) and Dealer, effective as of the effective date of the Participating Dealer Agreement (the “Agreement”) between the Intermediary Manager and Dealer in connection with the offering of Shares of Nuveen Churchill Private Capital Income Fund (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement.
Upfront Sales Load
Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Dealer of Class S shares and Class D shares that the Dealer is authorized to sell and for services rendered by Dealer hereunder, the Intermediary Manager shall reallow to Dealer an Upfront Sales Load in an amount up to the percentage, if any, set forth below of the offering price per share on such completed sales of Class S shares and Class D shares, as applicable, by Dealer. Dealer shall not receive Upfront Sales Loads for sales of any Class I shares. The Dealer will not receive any Upfront Sales Loads in respect of any shares issued under the Company’s distribution reinvestment plan.
For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the subscription agreement of such subscriber, and the Company has thereafter distributed the Upfront Sales Load to the Intermediary Manager in connection with such transaction.
The Dealer may withhold the Upfront Sales Loads, if applicable, to which it is entitled pursuant to the Agreement, this Schedule I and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent as set forth in the Subscription Agreement if it represents to the Intermediary Manager that: (i) the Dealer is legally permitted to do so; and (ii) (A) the Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section II, and the Company has accepted the subscription prior to forwarding the purchase price for the Shares, net of the Upfront Sales Loads, if applicable, to which the Dealer is entitled, to the Company or its agent; and (C) the Dealer has verified that there are sufficient funds in the investor’s account with the Dealer to cover the entire cost of the subscription. Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following the Company’s acceptance of the subscription.
Terms and Conditions of the Shareholder Servicing and/or Distribution Fees
The payment of the Shareholder Servicing and/or Distribution Fees to Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Class S shares and/or Class D shares, eligibility to receive the Shareholder Servicing and/or Distribution Fee with respect to the Class S shares and/or Class D shares, as applicable, sold by Dealer is conditioned upon Dealer acting and continuing to act as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing shareholder and account maintenance services with respect to such Shares. For the
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avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.
(i) the existence of an effective Participating Dealer Agreement or ongoing Servicing Agreement between the Intermediary Manager and Dealer, and
(ii) the provision of services with respect to the Class S shares and/or Class D shares, as applicable, by Dealer, which may include one or more, without limitation and as appropriate, of the following:
1. assistance with recordkeeping, including maintaining records for and on behalf of Dealer’s customers reflecting transactions and balances of Shares owned,
2. transmitting shareholder communications to its customers from the Company or the Intermediary Manager, including the Prospectus, annual and periodic reports, and proxy statements,
3. establishing an account and providing ongoing account maintenance,
4. assistance with and answering investor inquiries regarding the Company, including distribution payments and reinvestment decisions,
5. helping investors understand their investments,
6. share repurchase requests,
7. assistance with Share conversion processing, or
8. providing such other similar services as the shareholder may reasonably require in connection with its investment in the class of Shares.
Dealer hereby represents by its acceptance of each payment of the Shareholder Servicing and/or Distribution Fee that it complies with each of the above requirements and is providing the above-described services.
Subject to the conditions described herein, the Intermediary Manager will reallow to Dealer the Shareholder Servicing and/or Distribution Fee in an amount described below, on Class S shares or Class D shares, as applicable, sold by Dealer. To the extent payable, the Shareholder Servicing and/or Distribution Fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Shareholder Servicing and/or Distribution Fee, Dealer’s compliance with the listed conditions, and/or the portion retained by the Intermediary Manager will be made by the Intermediary Manager in its sole discretion.
Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Intermediary Manager is notified that Dealer is no longer the broker-dealer of record with respect to such Class S or Class D shares or that Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the Shareholder Servicing and/or Distribution Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease, and Dealer shall not receive the Shareholder Servicing and/or Distribution Fee for, that month or any portion thereof (i.e., Shareholder Servicing and/or Distribution Fee are payable with respect to an entire month without any proration). Intermediary of record changes will be made effective as of the start of the first business day of a month.
Thereafter, such Shareholder Servicing and/or Distribution Fees may be reallowed to the then-current broker-dealer of record of the Class S and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Dealer Agreement or similar agreement with the Intermediary Manager (“Servicing Agreement”) and such Participating Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Intermediary Manager in good faith in its sole discretion. Dealer is not entitled to any Shareholder Servicing and/or Distribution Fee with respect to Class I shares. The Intermediary Manager may also reallow some or all of the Shareholder Servicing and/or Distribution Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a
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Servicing Agreement with the Intermediary Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement. For the avoidance of doubt, the Intermediary Manager may waive the Shareholder Servicing and/or Distribution Fee to the extent the Dealer or Servicing Dealer no longer provides services with respect to the Shares.
Unless otherwise disclosed in the Prospectus, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total Upfront Sales Load and Shareholder Servicing and/or Distribution Fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Intermediary Manager or Dealer), the Intermediary Manager shall cease receiving the Shareholder Servicing and/or Distribution Fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such shareholder’s account, in the Intermediary Manager’s discretion. At the end of such month, the applicable Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such Class S or Class D shares.
In addition, the Company and the Intermediary Manager will cease paying the Shareholder Servicing and/or Distribution Fee on Class S shares and Class D shares in connection with this Offering upon the earlier to occur of the following: (i) a listing of Class I shares, (ii) the merger or consolidation of the Company with or into another entity or the sale or other disposition of all or substantially all of the Company’s assets in each case in a transaction in which shareholders receive cash and/or securities listed on a national stock exchange or (iii) the date following the completion of this Offering on which, in the aggregate, underwriting compensation from all sources in connection with this Offering, including Upfront Sales Load, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in this Offering, as determined in good faith by the Intermediary Manager in its sole discretion. For purposes of this Schedule I, the portion of the Shareholder Servicing and/or Distribution Fee accruing with respect to Class S and Class D shares of the Company’s common shares issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.
General
Upfront Sales Loads and Shareholder Servicing and/or Distribution Fees due to Dealer pursuant to this Agreement will be paid to Dealer within 30 days after receipt by the Intermediary Manager. Dealer, in its sole discretion, may authorize Intermediary Manager to deposit Upfront Sales Loads and Shareholder Servicing and/or Distribution Fees or other payments due to it pursuant to this Agreement directly to its bank account. If Dealer so elects, Dealer shall provide such deposit authorization and instructions in Schedule II to this Agreement.
The parties hereby agree that the Upfront Sales Loads and Shareholder Servicing and/or Distribution Fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that Dealer’s interest in the offering is limited to Upfront Sales Load and Shareholder Servicing and/or Distribution Fee from the Intermediary Manager and Dealer’s indemnity referred to in Section 4 of the Intermediary Manager Agreement, and that the Company is not liable or responsible for the direct payment of such Upfront Sales Loads and Shareholder Servicing and/or Distribution Fee to Dealer.
Except as otherwise described under “Upfront Sales Load” above, Dealer waives any and all rights to receive compensation, including the Shareholder Servicing and/or Distribution Fee, until it is paid to and received by the Intermediary Manager. Dealer acknowledges and agrees that, if the Company pays Upfront Sales Loads or Shareholder Servicing and/or Distribution Fees, as applicable, to the Intermediary Manager, the Company is relieved of any obligation for Upfront Sales Loads or Shareholder Servicing and/or Distribution Fees, as applicable, to Dealer. Dealer affirms that the Intermediary Manager’s liability for Upfront Sales Loads and the Shareholder Servicing and/or Distribution Fees is limited solely to the proceeds received associated therewith. Notwithstanding the above, Dealer affirms that, to the extent Dealer retains Upfront Sales Loads as described above under “Upfront Sales Loads,” neither the Company nor the Intermediary Manager shall have liability for Upfront Sales Loads payable to Dealer, and that Dealer is solely responsible for retaining the Upfront Sales Loads due to Dealer from the
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subscription funds received by Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.
Notwithstanding anything herein to the contrary, Dealer will not be entitled to receive any Upfront Sales Load or Shareholder Servicing and/or Distribution Fee which would cause the aggregate amount of Upfront Sales Loads, Shareholder Servicing and/or Distribution Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with this Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in the Primary Offering.
Due Diligence
In addition, as set forth in the Prospectus and as permitted under applicable law, rule and regulation, from time to time the Intermediary Manager or, in certain cases at the option of the Company, the Company, in its discretion, may elect to pay or reimburse Dealer for reasonable bona fide due diligence expenses incurred by Dealer in connection with the Offering and approved in advance in writing by the Intermediary Manager. Such due diligence expenses may include customary travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Intermediary Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to Dealer and other broker-dealers, together with all other organization and offering expenses, defined under Omnibus Guidelines and FINRA rules to exceed 10% and 15% of the Company’s gross proceeds from the Offering, respectively. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.
Share Class Election
CHECK EACH APPLICABLE BOX BELOW IF DEALER ELECTS TO PARTICIPATE IN THE LISTED SHARE CLASS

☐ Class S Shares	☐ Class D Shares	☐ Class I Shares
The following reflects the Upfront Sales Load and/or the Shareholder Servicing and/or Distribution Fee as agreed upon between the Intermediary Manager and Dealer for the applicable Share Class.

(Initials)	Upfront Sales Load of up to 3.5% of the offering price per Class S share sold in the Offering*	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S shares.

(Initials)	Shareholder Servicing and/or Distribution Fee of 0.85% per annum of the aggregate NAV of outstanding Class S shares as of the beginning of the first calendar day of each month
By initialing here, Dealer agrees to the terms of eligibility for the Servicing and/or Distribution Fee set forth in this Schedule I. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing and/or Distribution Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Servicing and/or Distribution Fee that it complies with each of the above requirements.

(Initials)	Upfront Sales Load of up to 1.5% of the offering price per Class D share sold in the Offering*	By initialing here, Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D shares.
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(Initials)	Shareholder Servicing and/or Distribution Fee of 0.25% per annum of the aggregate NAV of outstanding Class D shares as of the beginning of the first calendar day of each month
By initialing here, Dealer agrees to the terms of eligibility for the Servicing and/or Distribution Fee set forth in this Schedule I. Should Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing and/or Distribution Fee and initialing is not necessary. Dealer represents by its acceptance of each payment of the Servicing and/or Distribution Fee that it complies with each of the above requirements.

*    Subject to discounts described in the “Plan of Distribution” section of the Prospectus.
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WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“INTERMEDIARY MANAGER”

NUVEEN SECURITIES, LLC

By:

Name:

Title:

“DEALER”

(Print Name of Dealer)

By:

Name:

Title:
6

SCHEDULE II
TO
PARTICIPATING DEALER AGREEMENT WITH
NUVEEN SECURITIES, LLC

NAME OF ISSUER: NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
NAME OF DEALER:
SCHEDULE TO AGREEMENT DATED:
Dealer hereby authorizes the Intermediary Manager or its agent to deposit selling commissions, Shareholder Servicing and/or Distribution Fees, and other payments due to it pursuant to the Participating Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Intermediary Manager in writing to cancel it. In the event that the Intermediary Manager or its agent deposits funds erroneously into Dealer’s account, the Intermediary Manager or its agent is authorized to debit the account with no prior notice to Dealer for an amount not to exceed the amount of the erroneous deposit.
Bank Name:
Bank Address:
Bank Routing Number:
Account Number:

“DEALER”

(Print Name of Dealer)

By:

Name:

Title:

Date:
1

EXHIBIT A
TO FORM OF PARTICIPATING DEALER AGREEMENT
Intermediary Manager Agreement
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EXHIBIT B
TO FORM OF PARTICIPATING DEALER AGREEMENT
Electronic Signature Use Indemnity Agreement
Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XXI hereof). In consideration of the Company allowing Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Intermediary Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Dealer’s representations or covenants set forth in Section XXI hereof or the representations described below.
The Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section XXI hereof. Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Dealer’s client given with such client’s prior authorization and consent. Dealer represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Dealer’s client received all disclosures required by applicable Electronic Signature Law. Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.
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